Exhibit 10.157

2700 Cypress Modified Gross Lease

THIS LEASE (“Lease”) made as of this 8th day of March, 2021 by and between TMT Properties, Inc., a Florida Corporation (“Landlord”) and Baxpi Holdings LLC d/b/a La Rosa Realty Greater Fort Lauderdale, a Florida limited liability company (“Tenant”).

In consideration of the rents, covenants and agreements set forth below, the parties agree as follows:

ARTICLE 1

INFORMATION PROVISIONS

Section 1.1.  Landlord: TMT Properties, Inc.

Section 1.2.  Address and Telephone# of Landlord:.

Section 1.3.  Tenant: Baxpi Holdings LLC d/b/a La Rosa Realty Greater Fort Lauderdale

Section 1.4.  Premises: 2700 West Cypress Creek Road 0100-0101, Fort Lauderdale FI 33309

Section 1.5.  Mailing Address of Tenant:

Phone:

Phone 2:

Email:

Section 1.6. Tenant’s Trade Name:

Section 1.7. Commencement Date: May 1, 2021

Section 1.8. Lease Term: Thirty-Six (36) Months

Section 1.9. Gross Leasable Area of the Premises: Approximately 2,000 square feet. The Gross Leasable Area of the Premises will be deemed for all pw-poses to be as set forth in thi Section 1.9.

Section 1.10. Gross Leasable Area of the Center on the Commencement Date: Approximately 70,795 square feet. With respect to the Center, as herein defined, the Gross Leasable Area will be the total constructed gross leasable area of the building(s) available for the exclusive use and occupancy ofretail tenants, whether or not actually rented or open for business, as the same exists from time to time.

Section 1.11. Permitted Use of the Premises: General Office Use

Section 1.12. Tenant Payments: Minimum Rent, Additional Rent plus sales tax.

Section 1.13. Minimum Rent:

May 1, 2021 - April 30, 2022	$3,079.08 + sales tax
May I, 2022 - April 30, 2023	$3,171.45 + sales tax
May I, 2023 - April 30, 2024	$3,266.59 + sales tax

Section 1.14. Additional Rent: This is a Modified gross lease, and it is the intention that all additional costs, except for directly billed Utilities, are covered in the minimum rent. In adjustment years the gross rent will increase by the proportionate share increase in Taxes, Insurance and Ground Lease after the initial year. The initial year “base year” will be the first full year of the lease and adjustment years will be in years 2 & 3. Please refer to sections 5,6 & 7

Section 1.15. Guarantor(s) (Please insert all)

Carrie Pietrowski

Section 1.16. Address of Guarantor(s): (Please insert all)

Section 1.17. Security Deposit: $3,279.22 (First Month’s Rent)+ $3,478.92 (Last Month’s Security)+ $3,279.22 (Security Deposit)= $10,037.361Current deposit on file at Suite #D134 totaling $2,727.52 will be transferred to this space leaving a balance due of$7,309.84

Section 1.18. Improvements: Prior to commencement date the landlord will perform a general light cleaning of the space, replace damaged or unsightly ceiling tiles, lights and change locks. All electrical and mechanical items will be checked for proper working condition. Landlord will also perform all work shown in Exhibit “C” at no out of pocket cost to Tenant.

ARTICLE 2

PREMlSES AND TERM

Section 2.1. Premises. In consideration of the rents, covenants and agreements to be perfonned by Tenant, Landlord does hereby lease to Tenant and Tenant hereby takes from Landlord the space known as Suite #D100-D101 described in Section 1.4 (the “Premises”), which Landlord and Tenant agree that it is and shall be conclusively presumed for purposes of calculating rent, additional rent and any other matter of this Lease to contain the square footage area set forth in Section 1.9.

The Premises is located on a parcel of land in Broward County, Florida, which comprises that certain commercial complex known as Cypress Creek Executive Court.

The Premises does not include the roof or exterior walls of the building of which the Premises are a part. Landlord reserves the right to place in the Premises utility lines, pipes, HVAC systems, electrical wiring, and anything Landlord deems necessary to provide services to the Center and other tenants or to serve tenant spaces other than the Premises, and to replace, maintain and repair those items in, over, under and upon the Premises as may have been installed in the building.

Section 2.2. Term. The term of this Lease shall be for the time period set forth in Section 1.8 from the commencement date set forth in Section 1.7 hereof.

ARTICLE 3

RENT

Section 3.1. Tenant Payments and Minimum Rent. During the term of the Lease, Tenant covenants to pay to Landlord at the office of Landlord, or at such other place as Landlord may designate in writing, Tenant Payments set forth in Section 1.12 of this Lease, including Minimum Rent, on or before the first ( Ist) of each month in advance, without prior demand there for, without notice, deduction or setoff of any kind, for the Premises as follows:

Minimum Rent shall mean that certain rent payable by Tenant in accordance with Section 1.13 hereof. The first month’s rent shall be due upon execution of this Lease; subsequent rental payments shall be due on the first day of each calendar month following Commencement Date. Should the tem1 of this Lease and Tenant’s obligation to pay rent commence on a day other than the first of the month, for the purposes of the preceding Section only, the tenn of this Lease shall commence on the first day of the following month. Tenant shall pay rent for the fractional month preceding the Commencement Date, if the Commencement Date commences on a day other than the first day of a month on a per diem basis (calculated on the basis of a thirty [30]-day month) payable on the Commencement Date. Any rental payment hereunder for any other fractional month shall likewise be calculated and paid on such per diem basis. After the initial Base year the rent will increase 3%.

Section 3.2. Additional Rent. Any and all other sums of money or charges required to be paid by Tenant pursuant to the provisions of any Section of this Lease, whether or not the same be so designated, shaJI be considered as “Additional Rent.” If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, be collectible as Additional Rent with the next installment of Minimum Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charges as the same become due and payable hereunder or limit any other remedy of Landlord.

In the event of disagreement between the Landlord and the Tenant with regard to the manner of calculation or amount payable as Additional Rent pursuant to Articles 5, 6 and1 of this Lease, the Tenant will make payment in accordance with any notice given by the Landlord, but the disagreement shall immediately be referred by the Landlord for detennination by one or more of the Landlord=s accountants, architect, insurance broker or other professional consultant (such as may be, in the reasonable opinion of the Landlord, best infonned and qualified to detem1ine the difference on a basis equitable to both parties) who shall be deemed to be acting as experts and not arbitrators, and a determination signed by the selected expert(s) shall be final and binding upon the Landlord and Tenant. Any adjustment required to any previous payment made by the Tenant by reason of any such detennination shall be made within 14 days thereof. Expenses incurred for said consultants by Landlord shall be the responsibility of the Tenant should it be determined that no adjustment be made to the Additional Rent in the Tenants favor.

If any rent or Additional Rent set forth hereunder is not paid on or before the due date on two (2) separate occasions, then at Landlord’s option, Landlord may demand thereafter that all rent and Additional Rent be paid quarterly in advance. Nothing shall be construed herein as requiring Landlord to accept any rent or Additional Rent as rendered after the due date.

Section 3.3. Past due Minimum Rent and Additional Rent. If Tenant shall fail to pay within 10 days any Minimum Rent or other charges designated as Additional Rent in Section 3.2, Tenant shall pay to Landlord on demand a late charge of five percent (5%) of the late amount. Failure to pay such late charge will be an event of default and such unpaid amounts shall bear interest from the due date thereof to the date of payment at the highest no usurious rate permitted by applicable law. In addition, if any payment made by Tenant in the form of a check is dishonored by the bank upon which it is written for any reason, then a charge of FlITY AND NO/100 DOLLARS ($50.00) for each dishonored check will be charged to Tenant, together with late charges and interest as above so described. Further, if checks from Tenant are dishonored on any two separate occasions, Landlord shall have the right to demand that all future payments required pursuant to this Lease be made in cash or by certified funds. Nothing shall be construed herein as requiring Landlord to accept any rent or Additional Rent as rendered after the due date.

Section 3.4. Net Lease. Intentionally omitted

ARTICLE4

USE OF PREMISES

Section 4.1. Use. During the entire term of this Lease, Tenant shall use the Premises solely for the purpose of conducting business in accordance with Section 1.11 hereof. Tenant shall occupy the Premises without delay on the Commencement Date and shall continuously conduct the above stated business therein. Tenant shall not use, pennit or suffer the use of the Premises for any other business or purpose. Tenant shall not sell, display or advertise any merchandise not specifically permitted by this Section. Tenant further agrees to conduct its business in the Premises under the name of or trade name as set forth in Section 1.06 hereof and under no other name or trade name except such as may be first approved by Landlord in writing.

Section 4.2. Continued Use. Tenant covenants to operate the business described above during the entire term of this Lease, continuously, in one hundred percent (100%) of the Premises during each hour of the entire Lease tenn when Tenant is required under this Lease to be open for business with due diligence and efficiency. Tenant’s business will be conducted with a full staff. Failure of Tenant to strictly adhere to the provisions of this Section will result in damages to Landlord, including, but not limited to, diminished salability, mortgage ability and economic value. Accordingly, if such noncompliance continues for a period of five (5) or more days, it shall be, at Landlord’s option, an “Event of Default” (as defined in Section 17.1 hereof) and Landlord shall have the right to undertake any remedy provided in this Lease. Tenant shall not perform any acts or carry on any practices which damage the Center or its customers, employees or invitees, or which will result in an increase to casualty insurance premiums.

Section 4.3. Compliance with Laws and Regulations. Tenant shall, at Tenant’s sole cost and expense, comply with all laws, statutes, ordinances, rules and regulations (including orders concerning enviromnental protection) of all federal, state, county, municipal, and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to Tenant or its use of the Premises (collectively the “Regulations’’), and shall observe all. Tenant shall indemnify, defend and save Landlord harmless against any and all claims, penalties, fines, costs, expenses or damages including reasonable attorneys’ fees which Landlord may hereafter be liable for, suffer, incur, or pay arising out of any act, activity or violation of any applicable laws, false or breached warranty and representation on the part of Tenant, its agents, employees or assigns, resulting from Tenant’s failure to observe, keep and pcrfonn the Regulations and obligations in this Section including those arising out of any handling, storage, treatment, transportation, disposal, release or threat of release of hazardous waste or hazardous substances from or on the Premises.

In addition, Tenant’s obligations to comply with all Regulations also includes observance, compliance and execution of all laws, rules, requirements, orders, directives, guidelines, ordinances and any regulations dealing with handicap accessibility, such as the Americans with Disability Act {“ADA”}, Florida Americans with Disabilities Accessibility Implementation Act (“FADA”) and dealing with employee safety, such as the Occupational Safety and Health Act (“OSHA”).

Section 4.4. Affirmative Covenants of Tenant Relative to Use of the Premises.

A. Tenant covenants to comply with the following:

1. No auction, fire, bankruptcy, going-out-of-business, relocation, or other distress sales may be conducted in the Premises without the prior written consent of Landlord, and Tenant shall warehouse, store or stock in the Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail in, at, from or upon the Premises, and Tenant’s necessary equipment and supplies.

2. Tenant will keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the Premises. Tenant will not permit or suffer any conduct, noise or nuisance on or about the Premises which may annoy or disturb any persons occupying adjacent premises. This covenant shall restrict Tenant from utilization of any advertising medium which can be heard or experienced outside of the Premises, including, without limiting the generality of the foregoing, flashing lights, search lights, loudspeakers, phonographs, radios or televisions. No radio, television or other communication antenna equipment or device is to be mounted, attached or secured to any part of the roof, exterior surface or anywhere outside the Premises unless Landlord has given its prior written consent.

3. Tenant will keep the Premises and the outside areas adjoining the Premises, free from all insects, rodents, vermin and other pests, litter, dirt and obstruction and not display or sell merchandise on sidewalks, malls or other Common Areas without the prior written consent of Landlord.

4. All store floor area of Tenant, including vestibules, outside docks, entrances and exits, doors, fixtures, storefront windows, storefront window areas and plate glass shall be maintained in a safe, neat and clean condition.

5. Tenant will not permit or suffer the Premises, or the walls or floors thereof, to be endangered by overloading.

6. Tractor trailers are to be removed from the loading areas after unloading. No parking or storing of such trailers will be pennitted in the Center.

7. Except for small parcel packages, no deliveries will be pennitted through the front entrance of the Premises unless Tenant does not have a rear service door. In such event, prior arrangements must be made with the resident Center supervisor for delivery at the Premises. Merchandise being received shall immediately be moved into the storage area of Tenant’s Premises and not be left in the service corridors or receiving areas. At no time will deliveries be temporarily stored in the Common Areas.

8. Neither Tenant nor Tenant’s agents or employees shall, in or on any part of the Common Area, except with approval of Landlord;

i. Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever;

11. Exhibit any sign, placard, banner, notice or other written material, except as approved in writing by Landlord;

111. Distribute any circular, booklet, handbill, placard or other advertising material;

1v. Solicit membership in any organization, group or association or contribution for any purpose;

v. Create a nuisance, nor take any action in the exclusive judgment of Landlord that would constitute a nuisance or would disturb or endanger other tenants of the Center, or unreasonably interfere with their use of their respective premises, nor do anything which would tend to injure the reputation of the Center;

vi. Use any Common Area for any purpose when none of the other retail establishments within the Center are open for business;

vii. Throw, discard or deposit any paper, glass or extraneous matter of any kind, except in designated receptacles, or create litter or hazards of any kind;

vm. Deface, damage or demolish any sign, light standard or fixture, landscaping materials or other improvement within the Center, or the property of customers, business invitees or employees situated within the Center.

9. All garbage and refuse shall be kept in the kind of containers designated by Landlord and shall be placed outside the Premises within said containers prepared for collection in such manner and at such times and places specified by Landlord. The cost of such removal shall be borne by Tenant, and should Landlord detem1ine to provide a service for picking up garbage and refuse, Tenant shall use and pay for it in the manner described by Landlord. Tenant shall be subject to fines ofup to FIFTY AND NOil 00 DOLLARS ($50.00) per occurrence for not disposing trash in the manner so described by Landlord.

10. All deliveries of goods and fixtures for use in the Premises shall be done only at such times, in the areas, and through the entrances designated for such purpose by Landlord.

B. Landlord reserves the right from time to time to suspend, amend or supplement the foregoing rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to Tenant.

C. Tenant agrees to comply with all additional, amended and supplemental rules and regulations upon notice of same from Landlord.

ARTICLES

COMMON AREAS

Section 5.1. Control. Landlord shall have the exclusive control and management of all Common Areas within the Center, including parking areas/structures, access roads, truck ways, driveways, loading dock and areas, delivery areas, elevators, escalators, service corridors, pedestrian sidewalks, malls, courts and ramps, landscaped areas, retaining walls, docks, boardwalks, stairways, lighting facilities and other areas and improvements provided by Landlord for the general use in common of tenants and their customers and stores in the Center. Landlord shall have the full right and authority to employ all personnel and from time to time to establish, modify and enforce reasonable rules and regulations with respect to the operation and maintenance of all Common Areas.

Landlord shall have the right from time to time to: change the sizes, locations, shapes and arrangements of parking areas and other Common Areas; restrict parking by employees to designated areas; construct, surface, subsurface or elevated parking areas and facilities; establish and from time to time change the level or grade of parking surfaces; enforce parking charges (by meters or otherwise) with appropriate provisions for ticket validating; organize and operate promotions, entertainment or any other activity in the Common Areas; permit temporary and permanent retail kiosks in the Common Areas, or from time to time change the location of such kiosks; and do and perform such other acts in and to said areas and improvements as Landlord, in its sole discretion, reasonably applied, deems advisable for the use thereof by tenants and their customers. Tenant agrees to cooperate with Landlord, permitting Landlord to accomplish any such maintenance, repairs, alterations, additions or construction.

Section 5.2. Use of Common Areas. Tenant and its business invitees, employees and customers shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use the Common Areas subject to such reasonable regulations as Landlord may from time to time impose and the rights of Landlord set forth above. Tenant shall abide by all rules and regulations and cause its concessionaires, officers, employees, agents, customers and invitees to abide thereby. Landlord may at any time close temporarily any Common Areas to make repairs or changes, prevent the acquisition of public rights therein, discourage non-customer parking, or for other reasonable purposes and such action shall not entitle Tenant to any compensation or diminution or abatement of Minimum Rent or any Additional Rent hereunder, nor shall such diminution of such area be deemed constructive or actual eviction. Tenant shall furnish Landlord license numbers and descriptions of cars used by Tenant and its concessionaires, officers and employees. Tenant shall not interfere with Landlord’s or other tenants’ rights to use any part of the Common Areas.

Section 5.3. Expense of Operating, Maintaining and Repairing the Business Center and Common Areas. “Operating Costs”, for the purpose of this Lease, shall be and mean the total costs and expenses of operating, managing, repairing and maintaining the Center and the Common Areas and all improvements thereon and appurtenances thereto, including, without limitation, such maintenance and repair as shall be required in Landlord’s judgment to preserve such areas in the same condition and status as they were at the time of completion of the original construction and installation; pedestrian traffic direction and control (including maintenance and repair of any stairs, elevators or escalators); costs and expenses of planting, maintaining, replanting and replacing flowers, plants and landscaping; cost and expenses of pest control and extermination services for the Center; cost and expenses of maintenance, repair, replacement of the heating, ventilation and air conditioning systems servicing the Center including the Premises and other premises within the Business Center; water and sewer charges; interior and exterior painting; required licenses and permits; costs and expenses of supplies; costs of seasonal holiday decorations; the operation ofloudspeakers and any other equipment supplying music; exterior illumination of the Center and the outside area and maintenance of fixtures and the cost of light bulbs for both the interior and exterior lighting; illumination, maintenance, replacement and rental of signs, whether or not such signs are located on the Center; repairs, maintenance and replacement of lifting and other equipment and sanitary control facilities; parking lot resurfacing and line restriping; removal of trash, rubbish, garbage and other refuse; all costs and expenses of fire protection and sprinkler maintenance; security costs, traffic control and policing; depreciation of the capital cost of and rents for the leasing of any machinery, equipment (including lighting) and vehicles used in connection with operation, management or maintenance; repair and replacement of water lines, sanitary and stom1sewer lines; all charges for utilities services (including the cost of heating, cooling, ventilating, water and sewer and lighting of the mall area); management and professional fees and the cost of management ersonnel and supervision (including property manager, promotion director, staff and office expenses and rents, wages, benefits, unemployment and social security taxes) special assessments; fees for audits, permits and licenses; any and all governmental impositions and surcharges; and administrative charges equal to fifteen percent (15%) of the total costs of operating (operating costs include real estate taxes and insurance), managing and maintaining the Center and the Common Areas and all other associated items of maintenance, capital repairs and/or improvements, repairs and operation.

Section 5.4. Tenant’s Additional Rent. This is a gross lease and the “normal” operating costs are included in the Minimum rent, except if the Tenant as a direct result of the activities or clients of the tenant increase the costs, than the Tenant shall be billed accordingly.

ARTICLE 6

TAXES

Section 6.1. Tenant’s Additional Rent.Tenant’s proportion of Real Estate taxes is included in the Minimum rent. In the event any governmental authority having jurisdiction shall levy any additional assessment against the real estate which is now or hereafter becomes a part of the Center for public bettern1ents or improvements, Tenant shall also pay to Landlord as Additional Rent its proportionate share of such assessment which proportionate share shall be calculated by multiplying the total assessment by the same fraction as stated in the preceding sentence. Landlord shall have the option to take the benefit of any statute or ordinance permitting any such assessment for public betterments or improvements to be paid over a period of time in which case Tenant shall be obligated to pay only the said fraction of the installments of any such assessments which shall become due and payable during the tenn of this Lease.

In the adjushnent years the minimum rent will be adjusted for the Tenants portion of the increase in Real Estate taxes in excess of the Base year of 2021. This will be billed monthly in the minimum rent.

Section 6.2. Other Taxes. Tenant shall pay its proportionate share, as defined in this Article 6, of all sales, use and other taxes imposed by any governmental authorities upon the manufacture, sale, use, transmission, distribution or other process necessary or incidental to the furnishing of sewer, water, electricity, and domestic water or other services to the Premises. Tenant shall pay before delinquency all personal property taxes and assessments on the furniture, fixtures, equipment, and other property of Tenant located in the Premises and on additions and improvements in the Premises belonging to Tenant. Tenant shall also pay, as Additional Rent, all sales tax assessed against the rent stated herein by governmental authority, even though the taxing statute or ordinance may purport to impose such sales tax against Landlord. The payment of sales tax shall be made by Tenant on a monthly basis, concurrently with payment of the Minimum Rent.

ARTICLE 7

INSURANCE

Section 7.1. Insurance Coverage by Landlord. Landlord shall maintain during the tenn of this Lease public liability insurance on the Common Areas providing coverage of not less than ONE MILLION AND NO/I00 DOLLARS ($1,000,000.00) for personal injury or death arising out of any one occurrence, and property damage liability insurance ofnot less than ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00); Landlord shall also maintain during the tenn insurance for fire, extended coverage, flood, windstonn, vandalism and malicious mischief, insuring the improvements located on the Center, including the Premises and all appurtenances thereto (excluding wall covering, floor covering and drapes). Landlord may also maintain (i) rent loss insurance with respect to all tenants in the Center against loss of tenant payments in the aggregate amount equal to not more than twenty-four (24) times the sum of the average monthly amount estimated from time to time by Landlord to be payable by such tenants as tenant payments pursuant to the leases of such tenants in the Center; and (ii) such other insurance as Landlord deems reasonably necessary or desirable to protect the Center against loss.

Section 7.2. Tenant’s Additional Rent. Tenant’s proportionate share of such insurance premiums are included in the minimum rent.

In the adjustment years, the minimum rent will be adjusted for the Tenants portion of the increase in Insurance in excess of the Base year of 2021. This will be billed monthly in the minimum rent.

Section 7.3. Insurance Coverage by Tenant. Tenant agrees to carry and keep in full force and effect, during the entire term hereof, bodily injury, public liability insurance on and adjacent to the Premises during the tem1for limits of not less than:

$1M Each Occurrence; $2M Products and Completed Operations and $2M General Aggregate. property damage insurance in an amount not less than ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00); and workers compensation insurance in the maximum amount pennitted under Florida law. Tenant further agrees to carry insurance against fire; flood and such other risks as are, from time to time, included in standard extended coverage insurance, including insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the fixture and equipment so insured for the full replacement value (without provision for coinsurance) of all of Tenant’s merchandise, trade fixtures, fumisliings, wall coverings, carpeting, drapes, equipment and all other items of personal property of Tenant located on or within the Premises. The replacement of any plate glass damaged or broken from any cause whatsoever in and about the Premises shall be Tenant’s responsibility. Tenant shall, during the entire term hereof, keep in full force and effect a policy of plate glass insurance covering all the plate glass of the Premises, in amounts satisfactory to Landlord. All policies shall name Landlord, any person, firms, or corporations designated by Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord ten ( I0) days prior written notice. The insurance carrier providing the insurance as required hereunder shall be satisfactory to Landlord in Landlord’s sole discretion and licensed in the State of Florida. Such insurance carrier shall at all times during the te1m of this Lease have the policyholder’s rating of not less than “A+/7” in the most current edition of Best’s Insurance Reports. Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder. If any insurance required of Tenant under this Lease is furnished by Tenant under a blanket policy carried by Tenant, such blanket policy shall contain an endorsement that (i) names Landlord as an additional insured; (ii) references the Premises; and (iii) guarantees a minimum limit available for the Premises equal to the insurance amounts required in this Lease. In the event Tenant fails to procure, maintain and/or pay for the insurance required by this Lease, at the times and for the durations specified in this Lease, Landlord shall have the right, but not the obligation, at any tin1e and from time to time, and without notice to Tenant, to procure such insurance and/or pay for the premiums for such insurance in which event Tenant shall repay Landlord immediately upon demand by Landlord as Additional Rent hereunder, all sums so paid by Landlord together with the interest thereon and any costs or expenses incurred by Landlord in connection therewith, without prejudice to any other rights and remedies of the Landlord under this Lease. Each policy evidencing the insurance to be carried by Tenant pursuant to this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance.

Section 7.4. Waiver of Subrogation. Landlord and Tenant waive, unless said waiver should invalidate any such insurance, their right to recover damages against each other for any reason whatsoever to the extent the damaged property owner recovers indemnity from its insurance carrier. Any insurance policy procured by either Tenant or Landlord which does not name the other as a named insured shall, if obtainable, contain an express waiver of any right of subrogation by the insurance company, including but not limited to, Tenant’s worker’s compensation carrier, against Landlord or Tenant, whichever the case may be. All public liability and property damage policies shall contain an endorsement that Landlord, although named as an insured, shall nevertheless be entitled to recover the damages caused by the negligence of Tenant.

Section 7.5. Tenant’s Contractor’s Insurance. Tenant shall require any contractor of Tenant performing work on the Premises to carry and maintain, at no expense to Landlord:

A. Comprehensive general liability insurance, including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage to afford protection, with limits for each occurrence of not less than TWO MILLION AND NO/I00 DOLLARS ($2,000,000.00) with respect to personal injury or death, and ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) with respect to property damage; and

B. Workers’ compensation or similar insurance in form and amounts required by law.

Section 7.6. Increase in Fire Insurance Premium. Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire and extended risk insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Lease on the amount of such insurance which may be carried by Landlord on the Premises or the building of which they are a part, resulting from the type of merchandise sold by Tenant in the Premises or resulting from Tenant’s use of the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant’s use of the Premises, a schedule issued by the organization making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Premises. Tenant agrees to promptly make, at Tenant’s cost, any repairs, alterations, changes and/or improvements to equipment in the Premises required by the company issuing Landlord’s fire insurance so as to avoid the cancellation of or the increase in premiums on said insurance.

In the event Tenant’s occupation and use of the Premises causes any increase of premiwn for the fire, boiler and/or casualty rates on the Premises or any part thereof above the rate for the least hazardous type of occupancy legally permitted in the Premises, Tenant shall pay the additional premium on the fire, boiler and/or casualty insurance policies by reason thereof. Tenant also shall pay in such event, any additional premium on the rent insurance policy that may be carried by Landlord for its protection against rent loss through fire. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be Additional Rent.

ARTICLES

MAINTENANCE AND REPAIR

Section 8.1. By Landlord. Landlord agrees to keep in good order, condition and repair (ordinary wear and tear excepted) the exterior foundations and structural portions ofthc Premises (except doors, plate glass and windows), including gutters, down spouts, storm water drainage, all electric & plumbing and other service pipes, lines and mains leading to and from the Premises, except for any damage to any of the foregoing caused by any act or negligence of Tenant, its employees, agents, customers, invitees, licensees or contractors. Landlord shall not be responsible to make any plumbing or electrical repairs or replacements or other improvements or repairs of any kind within the Premises, except as may be expressly set forth in this Lease. Landlord shall repair and replace HVAC units as needed. In the event that the Premises need repairs required to be made by Landlord as provided for in this Section 8.1, Tenant agrees to notify Landlord immediately in writing of such need. Then Landlord will, in a reasonable amount of time, initiate and complete said repairs. Landlord shall have no liability for (i) any damage or injury arising out of any condition or occurrence causing a need for such repairs; (ii) damages or injuries arising from the failure to make such repairs; and (iii) damages or injuries arising from defective workmanship or materials in making any such repairs. Any such repair and maintenance obligations of Landlord shall be included in the “Operating Costs”described in Section 5.3 hereinabove.

Section 8.2. By Tenant.

A. Tenant agrees that from and after the date that possession of the Premises is delivered to Tenant and until the end of the term, Tenant will be responsible for all repairs, maintenance and replacements to the Premises other than those specifically required to be performed by Landlord in Section 8.1, including, but not limited to, the interior and exterior portions of all doors, windows, plate glass and showcases surrounding the Premises; the mechanical, plumbing, heating and electrical equipment and s stems servicing the Premises, whether located in, on or adjacent to the Premises; partitions and all other fixtures, appliances, grease traps and facilities furnished by Tenant or Landlord. Tenant shall not, however, be responsible for repair of any damage caused by any act or negligence of Landlord, its employees or agents. Tenant shall be required to make structural repairs or alterations where such repair or alteration is the result of the business operation maintained by Tenant in the Premises and which may be required by governmental rules, orders or regulations. Landlord, without notice, may, but shall not be obligated to, perform Tenant’s obligations and add the cost of such work to the next installment of Minimum Rent due hereunder.

B. Tenant will not install any equipment which exceeds the capacity of the utility lines leading into the Premises or the building of which the Premises constitute a portion.

C. Tenant, its employees, or agents, shall not mark, paint, drill or in any way deface any walls, ceilings, partitions, floors, wood, stone or ironwork without Landlord’s written consent.

D. Tenant shall give Landlord prompt written notice of any accident, fire or damage occurring on or to the Premises.

E. Neither Landlord nor Landlord’s agents or servants shall be liable for any damages caused by or growing out of any breakage, leakage, or defective condition of the electric wiring, air conditioning or heating pipes and equipment, closets, plumbing, appljances, sprinklers, other equipment, or other facilities, serving the Premises. Neither Landlord nor Landlord’s agents or servants shall be liable for any damages caused by, or growing out of any defect in the Center or any part thereof, or in said building or any part thereof, or in said Premises or any part thereof for fire, rain, wind or other cause.

F. All property belonging to Tenant or any occupant of the Premises or the Center shall be there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

G. Tenant shall not transmit, receive, or permit to be transmitted or received any electromagnetic, microwave or other raruation which is harmful or hazardous to any person or property in, on or about the Premises, or anywhere else or which interferes with the operation of any electrical, electronic, telephonic or other equipment wherever located, whether on the Premises or anywhere else.

Section 8.3. Damage to Premises. Tenant will repair promptly at its expense any damage to the Premises and, upon demand, shall reimburse Landlord (as Additional Rent) for the cost of the repair of any damage elsewhere in the Center, caused by or arising from the installation or removal of property in or from the Premises, regardless of fault or by whom such damage shall be caused (unless caused by Landlord, its agents, employees or contractors). If Tenant shall fail to commence such repairs within five (5) days after notice to do so, Landlord may make or cause the same to be made and Tenant agrees to pay to Landlord promptly upon Landlord’s demand, as Additional Rent, the cost thereof with interest thereon at the rate set forth in Section 2.8.

Section 8.4. Surrender of Premises. At the expiration of the term of this Lease, Tenant shall (i) surrender the Premises in the same condition as existed upon the completion of all Tenant improvements as set forth in Section 3.2. ordinary wear and tear excepted, and (ii) deliver all keys for and all combinations on locks, safes and vaults in the Premises to Landlord at Landlord’s notice address.

ARTICLE 9

FIXTURES, PERSONAL PROPERTY AND SIGNS

Section 9.1. Fixtures and Personal Property. Any trade fixtures, signs and other personal property of Tenant not permanently affixed to the Premises shall remain the property of Tenant, and Landlord agrees that Tenant shall have the right, provided Tenant is not in default under the terms of this Lease, at any time and from time to time, to remove any and all of its trade fixtures. signs and other personal property which it may have stored or installed in the Premises, including, but not limited to, counters, shelving, showcases, mirrors and other movable personal property. Nothing contained in this Article shall be deemed or construed to permit or allow Tenant to remove so much of such personal property, without the immediate replacement thereof with similar personal property of comparable or better quality, as to render the Premises unsuitable for conducting the type of business for which the Premises were leased. Tenant, at its expense, shall immediately repair any damage occasioned to the Premises by reason ofremoval of any such trade fixtures, signs and other personal property, and upon the last day of the Lease term or a date of earlier termination of this Lease, shall leave the Premises in a neat and broom-clean condition, free of debris. All trade fixtures, signs and other personal property installed in or attached to the Premises by Tenant must be new or completely reconditioned when so installed or attached.

Tenant hereby conveys to Landlord a security interest in and to all of Tenant’s inventory, equipment, fixtures, general intangibles, instruments, goods, documents, chattel paper and accounts now or hereafter located at the Leased Premises or otherwise. Tenant agrees to execute such financing statements evidencing the foregoing upon request of Landlord. However, Tenant hereby irrevocably appoints Landlord as Attorney in Fact for Tenant, with full power and authority to execute and deliver, in the name of Tenant, any financing statements or other instruments required by Landlord.

All improvements to the Premises by Tenant, including, but not limited to, light fixtures, floor coverings and partitions, but excluding trade fixtures and signs, shall become the property of Landlord upon the expiration or earlier termination of this Lease.

Section 9.2. Signs. Tenant will not place or permit to be placed or maintained on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, letter or advertising matter on the glass of any window or door, nor will any illuminated sign be placed in the window display area of the Premises without first obtaining Landlord’s written approval and consent, which may be arbitrarily withheld.

Tenant shall promptly erect a sign within the area designated by Landlord, which sign shall be subject to the prior written approval of Landlord. Tenant further agrees that such signs, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved shall be maintained in good condition and repair at all times and shall conform to the criteria established from time to time by Landlord for the section of the Center within which the Premises is located.

ARTICLE 10

UTILITIES

Section 10.1. Utility Services.

A. Tenant shall be solely responsible for and promptly and timely pay all charges for use or consumption of all utility services used or consumed within the Premises. If any such charges are not paid when due, Landlord may, at its option, pay the same (but Landlord shall have not obligation to pay same), and any amount so paid by Landlord shall thereupon become due to Landlord from Tenant as Additional Rent. If the Premises have separate meters for gas and electricity, Tenant will be the responsible party on the utility bill. Landlord reserves the right to install flow meters on the water lines and charge Tenant accordingly for its use of water. In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities to the Premises, including any interruption resulting from Tenant=s failure to pay Landlord or the utility provider for the service to the Premises, it being acknowledged by Tenant that Landlord is under no obligation to advance such cost for Tenant in the event Tenant fails to pay same. Tenant shall also be required prior to taking possession of the Premises to pay to Landlord any and all water connection charges, any metering charges and all other utility fees and utility allocation expenses for the Premises if Landlord has been required by the governing municipality to pay these charges. In the event Landlord bears any responsibility to the utility provider for service being provided to the Premises, Tenant shall be required to deliver to Landlord a sum of money equal to the estimated cost of two month=s service or an amount equal to the deposit normally required by the utility provider for a similar space as determined by Landlord, which amount Landlord shall hold as an additional security deposit and which Landlord shall deliver to Tenant at the end of the Lease Term provided Tenant has paid in full all utility service to the Premises.

B. In the event of imposition of any government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the term of this Lease, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, Landlord’s interpretation shall prevail, and Landlord shall have the right to enforce compliance therewith, including, without limitation, the right of entry into the Premises to effect compliance.

C. The parties acknowledge that safety and security devices, services, and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts or ensure safety of persons or property. The risk that any safety or security device, service, or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests; and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

ARTICLE 11

ASSIGNING, MORTGAGING, SUBLETTING, CHANGE IN OWNERSHIP

Section 11.1. Consent Required. Tenant shall not sell, transfer, assign, sublet, enter into license or concession agreements, change ownership, pledge, and mortgage or hypothecate this Lease or Tenant’s interest in and to the Premises (hereafter “Disposition”) without the prior written consent of Landlord. Any Disposition without Landlord’s written consent shall be void and confer no rights upon any third person. Without in any way limiting Landlord’s right to refuse to give such consent for any other reason or reasons, Landlord reserves the right to refuse to give such consent if Tenant is in default or if in Landlord’s reasonable business judgment the quality of merchandising operation on the Premises is or may be in any way adversely affected during the term of the Lease or the financial worth of the proposed new tenant is less than that of Tenant or of Tenant’s guarantor, as the case may be. Nothing in this Section shall relieve Tenant and any guarantor from its covenants and obligations for the term of this Lease. Upon any request to assign or sublet, Tenant will pay to Landlord an Assignment/Subletting Fee of$750.00 plus, on demand, a sum equal to all of Landlord’s costs, including attorney’s and paralegal fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. No interest in this Lease shall pass to any trustee or receiver in bankruptcy, to any estate of Tenant, to any assignee of Tenant for the benefit of creditors or to any other party by operation of law or otherwise without Landlord’s written consent. If this Lease is assigned, or if the Premises or any part thereof is underlet or occupied by any party other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a resale of Tenant from the further perfonnance by Tenant of the covenants on the part of Tenant herein contained. This prohibition against assignment or subletting shall be construed to include prohibition against any assignment or subleasing by operation of law, legal process, receivership, bankruptcy or otherwise, whether voluntary or involuntary and a prohibition against any encumbrance of all and any part of Tenant’s leasehold interest. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the tenns, covenants and conditions hereof, and said sub lessee if consented to by Landlord, shall stringently comply with all Lease tenns and conditions.

Section 11.2. Required Documentation. Each Disposition to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the transferor, assignor, sub lessor, licensor, concessionaire, pledgor, hypothocator or mortgagor in each instance as the case may be; and each transferee, assignee, sub lessee, licensee, concessionaire, pledgee or mortgagee shall agree in writing for the benefit of Landlord to assume, to be bound by and to perform the tem1s, covenants and conditions of this Lease to be done, kept and perfonned by Tenant, including the payment directly to Landlord of all amounts due or to become due under this Lease. Failure to obtain in writing Landlord’s consent or failure to comply with the provisions of this Article shall operate to prevent any such Disposition from becoming effective.

Section 11.3. Change in Ownership. If Tenant is a corporation, an unincorporatedassociation or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this Article and shall be an Event of Default unless Tenant first obtains Landlord’s written consent.

ARTICLE 12

QUIET ENJOYMENT

Section 12.1. Landlord’s Covenant. Provided Tenant pays in a timely manner the Rents and other amounts required by this Lease, and observes and performs all the covenants, terms and conditions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease term without interruption by Landlord or any person or persons claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE 13

DAMAGE AND DESTRUCTION

Section 13.1. Damage to Premises. If the Premises are damaged or destroyed or rendered partially untenantable for their accustomed use, without fault of Tenant, by fire or other casualty insured under the coverage which Landlord is obligated to carry pursuant to Section 7.1 hereof, Landlord shall promptly repair the same to substantially the condition they were in immediately prior to the happening of such casualty (excluding Tenant’s stock in trade, fixtures, furniture, furnishings, carpeting, wall covering, floor covering and drapes); to the extent insurance proceeds are available. If insurance proceeds are unavailable for any reason, Landlord may terminate this Lease by written notice to Tenant within thirty (30) days after it determines that such insurance proceeds are not available for repairs and restoration. From the date of such casualty until the Premises are so repaired and restored, the Minimum Rent shall abate in such proportion as the part of said Premises destroyed or rendered untenantable bears to the total Premises. If Landlord repairs or restores the Premises, then Tenant shall repair and replace its merchandise, trade fixtures, furnishings, equipment, carpeting, wall covering, floor covering and drapes in a manner and to at least a condition equal to that prior to its damage or destruction, said repairs and replacement shall be completed within sixty (60) days after Landlord completes its repairs. Except as expressly provided to the contrary, this Lease shall not terminate nor shall there be any abatement of Minimum Rent or other charges or items of Additional Rent as the result of a fire or other casualty.

Section 13.2. Destruction of Center. ln the event that fifty percent (50%) or more of the gross leasable area of the Center shall be damaged or destroyed by fire or other cause, notwithstandingany other provision contained herein and that the Premises may be unaffected by such fire or other cause, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within one hundred twenty (120) days after said occurrence, to elect to cancel and terminate this Lease.

Upon the giving of such notice to Tenant, the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord.

ARTICLE 14

EMINENT DOMAIN

Section 14.1. Condemnation. In the event the entire Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and both Landlord and Tenant shall thereupon be released from any further liability and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. In the event more than fifty percent (50%) of the square footage of floor area of the Premises is taken under the power of eminent domain by any public or quasi-public authority, or if by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Premises is not usable for the purposes for which the Premises were leased, then either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate a portion of the Premises so taken upon giving notice to the other in writing of such election with sixty (60) days after the date of such taking. In the event of such tennination, both Landlord and Tenant shall thereupon be released from any further liability to one another.

Section 14.2. Damages. Whether or not this Lease is terminated, Landlord shall be entitled to the entire award or compensation in any condemnation proceedings, but nothing herein shall be deemed to affect Tenant’s right to pursue from the condemning authority, but not from Landlord, compensation or damages for its fixtures and personal property. If this Lease is tenninated as provided above, all items of Minimum Rent, Additional Rent and other charges for the last month of Tenant’s occupancy shall be prorated, and Landlord agrees to refund to Tenant any Minimwn Rent, Additional Rent or other charges paid in advance.

Section 14.3. Restoration. If this Lease is not terminated, Tenant shall remain in that portion of the Premises which shall not have been appropriated or taken, and Landlord agrees, at Landlord’s cost and expense, as soon as reasonably possible, to restore the remaining portion of the Premises to a complete unit of similar quality and character as existed prior to such appropriation or taking; thereafter, the Minimum Rent provided for in Article 3 shall be adjusted on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining. For the purpose of this Article, a voluntary sale or conveyance in lieu of condemnation, but under threat of condemnation, shall be deemed an appropriation or taking under the power of eminent domain.

ARTICLE 15

RELOCATION OF PREMISES

Section IS.I Relocation. If the Premises contain less than 10,000 square feet, Landlord shall have the right to relocate the Premises to another part of the Center in accordance with the following: (i) Landlord shall give Tenant at least thirty (30) days’ notice of Landlord’s intention to relocate the Premises; (ii) the new premises shall be substantially the same in size, dimensions, configuration, and decor as the Premises and, if the relocation occurs after the Commencement Date, shall be placed in that condition by Landlord at its cost; (iii) upon completion of such relocation, the new premises shall become the “Premises” under this Lease; (iv) all reasonable out of pocket costs incurred by Tenant as a result of the relocation shall be paid by Landlord; (v) if the new premises are smaller than the Premises as they existed before the relocation, the Minimum Rent and Additional Rent shall be reduced proportionately; and (vi) the parties hereto shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the reduction of the Minimum Rent and Additional Rent, if any. Tenant hereby waives any claim against Landlord for loss of business on account of any relocation.

ARTICLE 16

LIENS AND ALTERATIONS

Section 16.1. Liens. Nothing contained in this Lease shall be construed as consent on the part of Landlord to subject the estate of Landlord to liability under the Mechanics’ Lien Law of the State of Florida, it being expressly understood that Landlord’s estate shall not be subject to such liability. Tenant shall strictly comply with the Mechanics’ Lien Law of the State of Florida as set forth in Florida Statutes 713. In the event that a mechanics’ claim of lien is filed against the property in connection with any work performed by or on behalf of Tenant, Tenant shall satisfy such claim, or shall transfer same to security, within ten ( I0) days from the date of filing. In the event that Tenant fails to satisfy or transfer such claim within said ten ( l 0) day period, Landlord may do so and thereafter charge Tenant, as Additional Rent, all costs incurred by Landlord in connection with satisfaction or transfer of such claim, including attorneys’ fees. Further, Tenant agrees to indemnify, defend and save Landlord harmless from and against any damage or loss incurred by Landlord as a result of any such mechanics’ claims of lien. Ifso requested by Landlord, Tenant shall execute a short fonn or memorandum of this Lease, which may, in Landlord’s discretion be recorded in the Public Records for the purpose of protecting Landlord’s estate from mechanics’ claims of lien, as provided in Florida Statutes Section 713.10. In the event such short fonn or memorandum oflease is executed, Tenant shall sinmltaneously execute and deliver to Landlord an instrument terminating Tenant’s interest in the real prope1ty upon which the Premises are located which instrument may be recorded by Landlord at the expiration of the term of this Lease, or such earlier termination hereof. The security deposit paid by Tenant may be used by Landlord for the satisfaction or transfer of any mechanics’ claim of lien, as provided in this Section. This Section shall survive the tennination of this Lease.

Section 16.2. Alterations by Tenant. Tenant will not make any alterations, renovations, improvements or other installations in or to any part of the Premises (including, without limitation, any alterations of the storefront, signs, structural alterations, or any cutting or drilling into any part of the Premises or any securing of any fixture, apparatus or equipment of any kind to any part of the Premises), unless and until Tenant shall have caused plans and specifications therefor to have been prepared, at Tenant’s expense, by an architect or other duly qualified person and shall have obtained Landlord’s written approval thereof. If such approval is granted, Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, efficiently, competently and in a good and workmanlike manner by duly qualified or licensed persons or entities, without interference with or disruption to the operations of tenants or other occupants of the Center. All such work shall comply with all applicable codes, rules, regulations and ordinances.

ARTICLE 17

DEFAULT

Section 17.1. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” and breach of this Lease by Tenant:

A. If Tenant abandons or vacates the Premises; or

B. If Tenant fails to pay any Minimum Rent, Additional Rent or any other Additional Rent or other charge required to be paid by Tenant under this Lease; or

C. If Tenant fails to promptly and fully perform any other covenant, condition, rule, regulation or agreement contained in this Lease or perform within the time periods set forth in this Lease and such failure continues for fifteen (15) days; or

D. Ifa writ of attachment or execution is levied on this Lease or on any of Tenant’s or any Guarantor’s property; or

E. If Tenant or any Guarantor makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors or is generally insolvent or unable to pay its obligations as they come due; or

F. If Tenant or any Guarantor files a voluntary petition for relief or if a petition against Tenant or any Guarantor in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any Guarantor or any substantial part of their property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days or if Tenant or any Guarantor is adjudged a bankrupt; or

G. If in any proceeding or action in which Tenant or any Guarantor is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises, or Tenant’s or any Guarantor’s property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant’s or any Guarantor’s property; or

H. If Landlord discovers that any financial statement delivered to Landlord by Tenant or any Guarantor is false; or

I. In the event Tenant removes, attempts to remove, or permits to be removed from the Premises, except in the usual course of trade, the goods, furniture, effects or other property of Tenant brought thereon; or

J. In the event Tenant, before the expiration of said term, and without the written consent of Landlord, vacates said premises or abandons the possession thereof, or uses the same for purposes other than the purposes for which the same are hereby leased, or ceases to use the Premises for the purposes herein expressed; or

K. In the event an execution or other legal process is levied upon the goods, furniture, effects or other property of Tenant brought on said Premises or upon the interest of Tenant in this Lease, and the same is not satisfied within ten (1O) days from such levy.

Section 17.2. Landlord’s Remedies. If any Event of Default occurs, then, in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord’s option, without further notice or demand of any kind to do any or all of the following:

A. Landlord may tern1inate this Lease and the Tenn created hereby, in which event Landlord may forthwith repossess the Premises and bring an action in damages to recover all Rent due and payable plus any other sum of money and damages owed by Tenant to Landlord which may accrue through judgment.

B. Landlord may elect not to tern1inate this Lease or the Tenn created hereby and not repossess the Premises, and accelerate and declare that all Rent reserved for the remainder of the Term plus any other sums of money and damages owed by Tenant to Landlord shall be immediately due and payable. Landlord may immediately enforce all claims for accelerated rent (reduced to present dollar values using an assumed interest rate of eight percent [8%]) and all other sums of money and damages in any court of competent jurisdiction and may execute, forthwith, on any judgment entered in favor of Landlord and against Tenant. Additionally, in the event Landlord later elects to tenninate Tenant’s right of possession or in the event Tenant abandons or otherwise relinquishes possession, Landlord shall have the right to immediately reenter and relet the Premises for the benefit of the Tenant, as provided in Paragraph C below.

C. Landlord may tern1inate Tenant’s right of possession, without tenninating the Lease, by any and all actions for possession available under Florida law, by taking peaceful possession or otherwise, and repossess the Premises, in which event Landlord may accelerate and declare that all Rent reserved for the remainder of the Tern1 plus any other sum of money and damages owed by Tenant to Landlord shall be immediately due and payable. Landlord may immediately enforce all claims for accelerated rent (reduced to present dollar values using an assumed interest rate of eight percent [8%]) and all other sums of money and damages in any court of competent jurisdiction and may execute, forthwith, any judgment entered in favor of Landlord and against Tenant. Landlord shall use reasonable efforts to mitigate Landlord’s damages and relet the Premises for the bene.fit of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord if mitigation of damages is required by applicable law. If Landlord relets the Premises for the tenant’s account, he shall provide Tenant with an accounting at the end of the Lease Term to offset from the accelerated Rents any amount actually received in reletting. For purposes of providing Tenant with a remedy of accounting, Tenant agrees that his right to an offset is preserved by the Court retaining jurisdiction in any judgment for accelerated rent entered in favor of Landlord, which provides Tenant with the right of an accounting at the end of the Lease Term. (The obligation to pursue and enforce an accounting, and the burden of proof of any offsets shall be borne by the Tenant.) For the purpose of such reletting, Landlord is authorized to decorate, to make any repairs to the Premises and/or to subdivide or restructure the Leased Premises as Landlord sees fit (“Tenancy Repairs and Modifications”). Further, Landlord is authorized to enter into new leases in which the lease term or other terms and conditions are different from this Lease (“Lease Modifications”). Concerning any Tenancy Repairs and Modifications and any Lease Modifications, Tenant agrees that such Tenancy Repairs and Modifications and Lease Modifications are being performed for the purpose of reletting and mitigating Tenant’s damages, and, as such are done for the benefit of the Tenant and are valid costs ofreletting. Alternatively, Landlord may elect not to accelerate Rents under this Provision but instead, recover, at the end of the Term or as such sums become due, all Rents and other sums due and payable. lfthe Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such reletting including, without limitation, costs of decorations, repairs, changes, alterations and additions, including, but not limited to, advertising and brokerage commissions, and of tbe collection of the rent accruing therefrom to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay any such deficiency in an accounting at the end of the Term or such other period as Landlord may elect. If Landlord shall fail to relet the Premises during the remainder of the base term, the parties agree that Tenant shall pay to Landlord as damages a sum equal to the amount of the total stipulated Rent reserved in this Lease for the balance of the Tenn. Notwithstanding, Landlord shall have no duty to account to tenant for any surplus rent received through reletting. Further, notwithstandingany of the above, Tenant agrees that Landlord may file suit to recover any sums which because due under the terms of this Section from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. Notwithstanding anything contained herein, no re-entry or the taking of possession of the Premises shall be construed as an election on Landlord’s part to tenninate this Lease unless a written notice of such intention to tenninate this Lease is given to Tenant. Notwithstanding any such re-entry or taking of possession, Landlord may, at any time thereafter, elect to terminate this Lease, in which case the provisions of this Article 17 governing tennination shall apply.

D. In addition to the remedies set forth above, in the event of Tenant’s bankruptcy or insolvency, the remedies, rights and obligations set forth in Article 18 shall apply.

Section 17.3. Remedies Non-Cumulative. The remedies given to Landlord in this Article shall be in addition and supplemental to all other rights or remedies which Landlord may have under law or in equity.

Section 17.4. Non-Waiver. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition. The subsequent acceptance of rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any tenn, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No covenants, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

Section 17.S. Rental Pavments Under Default. In the event ofa default of any rental payment or any other payment due under this Lease, Landlord may in Landlord’s notice to Tenant of such default require Tenant’s payment to cure the default be in cash, cashier’s check, and/or certified check. Landlord and Tenant agree that should Landlord so elect to require payment by cash, cashier’s check or certified check in Landlord’s notice to Tenant, a tender of money to cure the default which is not in the form requested by Landlord shall be deemed a failure to cure the default. Nothing contained in this Article shall in any way diminish or be construed as waiving any of Landlord’s other remedies as provided elsewhere in this Lease, or by law or in equity.

Section 17.6. Expenses of Enforcement. In the event any payment due Landlord under this Lease shall not be paid on the due date, said payment shall bear interest at the lesser of a rate of eighteen percent (18%) per annum or the highest nonusurious rate permitted by applicable law from the due date until paid unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In the event that it shall be necessary for Landlord to give more than one (1) written notice to Tenant of any violation of this Lease, Landlord shall be entitled to make an administrative charge to Tenant of TWENTY-FIVE AND NO/l00 DOLLARS ($25.00) for each such notice. Tenant recognizes and agrees that the charges which Landlord is entitled to make upon the conditions stated in this Section represent, at the time this Lease is made, a fair and reasonable estimate and liquidation of the costs of Landlord in the administration of the Center resulting from the events described which costs are not contemplated or included in any other rental or charges provided to be paid by Tenant to Landlord in this Lease. Any charges becoming due under this Section of this Lease shall be added and become due with the next ensuing monthly payment of Minimum Rent and shall be collectible as a part thereof.

ARTICLE 18

BANKRUPTCY OR INSOLVENCY

Section 18.1. Bankruptcy. lf Tenant shall not pay rent or any other monies due hereunder at the time and in the manner stated, or shall fail to keep and perform any other condition, stipulation or agreement herein contained on the part of Tenant to be kept and performed, or if Tenant shall suffer to be filed against Tenant an involuntary petition in bankruptcy or shall be adjudged a voluntary or involuntary bankrupt, or make an assignment for the benefit of creditors, or should there be appointed a receiver to take charge of the Premises either in the state courts or in the federal courts, then, in any of such events, Landlord may, at Landlord’s option, declare this Lease in default, and in such event, Landlord shall have all remedies by law available to Landlord based upon such default, including court costs and attorneys’ fees, including appellate attorneys’ fees and court costs.

In the event a petition is filed by or against Tenant under the Bankruptcy Code, Tenant, as debtor and debtor in possession, and any trustee who may be appointed agree to adequately protect Landlord as follows:

(a) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all rent due pursuant to this Lease;

(b) to perfonn each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction;

(c) to determine within sixty (60) days after the filing of such petition whether to assume or reject this Lease;

(d) to give Landlord at least thirty (30) days’ prior notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease;

(e) to give at least thirty (30) days’ prior notice of any vacation or abandonment of the Premises, any such vacation or abandonment to be deemed a rejection of this Lease; and

(f) to do all other things to benefit to Landlord otherwise required under the Bankruptcy Code.

This Lease shall be deemed rejected in the event of the failure to comply with any of the above.

Section 18.2. Right to Terminate. At its option, Landlord may terminate this Lease and all of Tenant’s rights under this Lease by giving Tenant written notice if any of the following events occur:

A. Tenant’s estate created by this Lease is taken in execution or by other process of law;

B. Tenant or any guarantor of Tenant’s obligations under this Lease is insolvent pursuant to the provisions of any present or future insolvency law or the common law of any state having jmisdiction or is unable to pay its debts as they become due;

C. Any proceedings are filed by or against Tenant or any guarantor under the Bankruptcy Code or any similar provisions of any future federal bankruptcy law;

D. A receiver or trustee of the property of Tenant or any guarantor is appointed under state law by reason of Tenant’s or the guarantor’s insolvency or inability to pay its debts as they become due or otherwise; or

E. Any assignment for the benefit of creditors is made of Tenant’s or Guarantor’s property under state law.

ARTICLE 19

SECURITY DEPOSIT

Section 19.1. Amount of Deposit. Upon the execution of this Lease, Tenant deposited with Landlord a security deposit in the amount set forth in Section 1.17 hereof (“Security Deposit”). The Security Deposit shall serve as security for the prompt, full and faithful perfonnance by Tenant of the terms and provisions of this Lease. In the event that Tenant is in Default hereunder or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant’s obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant within sixty (60) days after Tenant has vacated the Premises in accordance with this Lease or as required by applicable law. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the Security Deposit shall thereupon be proportionately increased.

Landlord may deliver the funds deposited hereunder to any purchaser of or successor to Landlord’s interest in this Lease or the Premises, and thereupon Landlord shall be discharged from all liability with respect to such deposit.

ARTICLE 20

SUBORDINATION AND ATTORNMENT AND ESTOPPEL

Section 20.1. Subordination. Tenant hereby subordinates its rights hereunder to the lien of any mortgage or mortgages or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the land and buildings of which the Premises arc a part or upon any buildings hereafter placed upon the land of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof. This shall be self-operative and no further instrument of subordination shall be required by any mortgagee. However, Tenant, upon request of any party in interest, shall execute promptly such instrument or certificates to carry out the intent hereof as shall be required by Landlord. Tenant hereby irrevocably appoints Landlord as Attorney in Fact for Tenant, with full power and authority to execute and deliver, in the name of Tenant, any such instrument or certificates. lf, ten (I 0) days after the date of a written request by Landlord to execute such instruments, Tenant shall not have executed the same, Landlord may, at its option, cancel this Lease without incurring any liability on account thereof and the tem1 hereby granted is expressly limited accordingly.

Section 20.2. Attornment. Tenant shall, in the event of a sale or assignment of Landlord’s interest in whole or in part in the Premises or the Center, or if the Premises or such building comes into the hands of a mortgagee, ground lessor or any other person, whether because of a mo1igage foreclosure, exercise of a power of sale under a mortgage, termination of the ground lease or otherwise, attom to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder.

Tenant shaJI execute, at Landlord’s request, any attomment agreement required by any mortgagee, ground lessor or other such person to be executed, containing such provisions as such mortgagee, ground lessor or other person requires. Within ten (10) days after written request therefor by Landlord, or in the event that upon any sale, assignment, mortgage or hypothecation of the Premises or the Center by Landlord. an offset or estoppel statement shall be required from Tenant, Tenant agrees to deliver a certificate addressed to any such proposed mortgagee or purchaser or to Landlord in form acceptable to such mortgagee or purchaser certifying, among other things reasonably requested by such mortgagee or purchaser, that this Lease is in full force and effect (if such be the case) and there arc no defenses or offsets thereto or stating those claimed by Tenant.

Section 20.3. Financing Agreements. Tenant shall not enter into, execute or deliver any financing agreement that can be considered as a priority to any mortgage or deed of trust that Landlord may have placed upon the Premises.

Section 20.4 Estoppel Certificate. Within ten ( I0) Days after written request from Landlord, Tenant shall execute and deliver to Landlord, or Landlord’s designee, a written statement certifying (a) that this Lease is unmodified and in full force and effect or is in full force and effect as modified and stating the modifications; (b) the amount of Minimum Rent and the date to which Minimum Rent and Additional Rent have been paid in advance; (c) the amount of any security deposit with Landlord; (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default; and (e) such other matters as may be requested. Any such statement may be relied upon by a purchaser, assignee, or Mortgagee. Tenant’s failure to execute and deliver such statement within the time required shall be conclusive against Tenant (l) that this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) that there are no uncured defaults in Landlord’s perfonnance and that Tenant has no right of offset, counterclaim, or deduction against Rent; (3) not more than one (I) month’s Rent has been paid in advance; and (4) as to the truth and accuracy of any other matters set forth in the statement as submitted to Tenant.

Section 20.5 Notice and Cure Rights. Tenant agrees to notify any Mortgagee whose address has been furnished to Tenant, of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such Mortgagee shall have an additional thirty (30) days to cure such default; provided that, if such default cannot reasonably be cured within that thirty (30) day period, then such Mortgagee shall have such additional time to cure the default as is reasonably necessary under the circumstances.

Section 20.6 Changes Requested by Mortgagee. Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by a Mortgagee, so long as such changes do not alter the basic business tenns of this Lease or otherwise materially diminish any rights or materially increase any obligations of Tenant.

ARTICLE 21

LIABILITY AND INDEMNITY

Section 21.1. Limitations of Landlord’s Liability; Indemnity. Landlord shall not be liable or in any way responsible to Tenant or any other person for any loss, injury or damage suffered by Tenant or others in respect of (a) property of Tenant or others stolen or damaged, (b) injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping liquid or gas, electricity, water, rain or leaks from any part of the Center or from any pipes, appliances or plumbing work therein, or from dampness, (c) damage caused by other tenants, occupants or persons in the Premises or other premises in the Center or the public, or caused by operations in the construction of any private or public work, (d) failure of any other tenant in the Center to operate its business, (e) loss or damage, however caused, other than loss or damage directly caused by the fault of Land.lord and which is not otherwise excluded by the provisions of this Section 21.1. Tenant shall look solely to the estate and property of Landlord in the land and building comprising the Center for the collection of any judgment, or in connection with any other judicial process, requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the tenns, covenants and conditions of this Lease to be observed and performed by Landlord and no other property or estates of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant’s remedies and rights under this Lease.

Tenant has inspected the Premises, or has had an opportunity to do so, and agrees to accept the same “as is” “where is”without any agreements, representations, understandings or obligations on the part of Landlord whatsoever to perform any alterations, repairs or improvements except as expressly provided in any separate agreement that may be signed by the parties.

Section 21.2. Indemnity. Tenant shall indemnify and hold harmless Landlord against any and all damages or expenses arising out of or in connection with any accident or other occurrence on or about the Premises, and from all costs, liabilities, claims, charges, injuries, damages or expenses, including, without limitation, attorneys’ or other professionals’ fees and court costs, due to, arising out of or in connection with loss of life, personal injury, damage to property or any work done by, or act or omission of Tenant or its officers, partners, agents, servants, employees, customers, contractors, invitees, concessionaires or licensees in and about the Center, or due to, arising out of or in connection with Tenant’s use or occupancy of the Premises or any breach by Tenant of any provision of this Lease. In case Landlord shall be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord ham1less and pay all cost and attorneys’ fees incurred by Landlord in connection with such litigation, and any appeals thereof.

Section 21.3. Notice by Tenant. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Premises or in the building of which the Premises are a part or of defects therein or in any fixtures or equipment.

ARTICLE 22

WASTE, ENVIRONMENTAL, GOVERNMENTAL REGULATIONS

Section 22.1. Waste or Nuisance. Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Center, or which may adversely affect Landlord’s fee interest in the Premises or in the Center.

Section 22.2. Environmental Provisions. Tenant expressly warrants and represents to Landlord that Tenant will not use or employ Landlord’s and/or Center’s property, facilities, equipment or services to handle, transport, store, treat or dispose of any hazardous waste or hazardous substance, whether or not it was generated or produced on the Premises; and Tenant further expressly warrants and represents that any activity on or relating to the Premises shall be conducted in full compliance with all applicable laws.

Tenant shall give written notice to Land.lord at least seven (7) days prior to any production, generation, handling, storage, treatment, transportation, disposal, release or removal of hazardous waste or hazardous substances from or on the Premises, and of any arrangements for transport, disposal, storage or treatment of hazardous waste or hazardous substances from or on the Premises.

Tenant hereby indemnifies Landlord and Landlord’s successors and assigns against, and agrees to protect, save and keep harmless Landlord from any and all liabilities, obligations, charters, losses, damages, penalties, claims, actions, suits, costs and expenses and disbursements of any kind or nature whatsoever, imposed on, incurred by or asserted against any such indemnified party, in any way relating to, arising out of, or in connection with any production, generation, handling, storage, transportation, disposal, release or removal of hazardous waste or hazardous substances.

In the event that Tenant violates or breaches any provision of this Section 22.2, Landlord shall have the right to terminate this Lease and reclaim the Premises immediately upon notice to Tenant.

ARTICLE 23

MISCELLANEOUS

Section 23.1. First-Class Operation. Tenant, recognizing that the Center is being developed and maintained by Landlord as a location for an outstanding type of business occupancy, and as a further inducement to Landlord to enter into this Lease, covenants and agrees that at all times the business to be conducted at, through and from the Premises and the kind and quality of services to be offered in the conduct thereof will be first-class in every respect; and the business methods employed in said business, as well as all other elements of advertising, will be dignified and in conformity with the highest standards of practice obtained among others conducting a similar business in the Fort Lauderdale area.

Section 23.2. Accord and Satisfaction. Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever and apply such payment at Landlord’s option to any obligation of Tenant; any such payment shall not constitute payment of any amount owed except that to which Landlord has applied it. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otheiwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord’s right to recover any and all amounts owed by Tenant and Landlord’s right to pursue any other available remedy.

Section 23.3. Attorneys’ Fees.. In the event that it shall become necessary for Landlord to collect any sums due to it under this Lease or to employ the services of an attorney to enforce any of its rights under this Lease or to remedy the breach of any covenant of this Lease on the part of Tenant to be kept or performed, regardless of whether suit be brought, Tenant shall pay to Landlord such reasonable fee as shall be charged by Landlord’s attorney or collection agency for such services. Should suit be brought for the recovery of possession of the Premises, or for rent or any other sum due Landlord under this Lease, or because of the breach of any of Tenant’s covenants under this Lease, Tenant shall pay to Landlord all expenses of such suit andany appeal thereof, including a reasonable attorneys’ fees and costs.

Section 23.4. Entire Agreement. It is understood and agreed by Tenant that Landlord and Landlord’s agents have made no representations or promises with respect to the Premises or this Lease, except as expressly set forth in this Lease, and that no claim or liability or cause for termination shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, the breach of any representations or promises not expressly stated in this Lease. This Lease supersedes all prior agreements, written or verbal, with respect to the Premises, including, without limitation, any Jett.er of intent.

Section 23.5. Interpretation. The parties agree that it is their intention to create only the relationship of Landlord and Tenant, and no provision hereof or act of either party shall be construed as creating the relationship of principal and agent, or a partnership, joint venture or enterprise between the parties.

Section 23.6. Force Majeure. If either party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor trouble, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, terrorism, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

Notwithstanding the foregoing, the provisions of this Section shall at no time operate to excuse Tenant from any obligations for payment of Minimum Rent, Additional Rent, or any other payments required by the terms of this Lease when due, and all such amounts shall be paid when due.

Section 23.7. Notices. All notices from Tenant to Landlord required or pennittcd by any provision of this Lease shall be directed to Landlord by certified mail, return receipt requested, at the address set forth in Article 1 hereof or at such other address as Landlord may designate by written notice.

All notices from Landlord to Tenant required or permitted shall be directed to Tenant by certified mail postage prepaid, hand delivery or by Federal Express or other nationally recognized courier service at the address set forth in Article 1 hereof or at such other address as Tenant may designate by written notice.

Notice given as described above shall be sufficient service and shall be deemed given as of the date received as evidenced by the return receipt of the registered or certified mail or the refusal of acceptance of such notice or after one (I) business day if by hand delivery or overnight courier service.

Section 23.8. Captions and Section Numbers. This Lease shall be construed without reference to titles of articles and Sections, which are inserted only for the convenience of reference.

Section 23.9. Number and Gender. The use herein of a singular term shall include the plural and use of the masculine, feminine or neuter genders shall include all others.

Section 23.10. Broker’s Commission. Tenant represents and warrants that it has caused or incurred no claims for brokerage commissions or finders’ fees in connection with the execution of this Lease and Tenant shall indemnify and hold Landlord harmless against and from all liabilities arising from any such claims caused or incurred by Landlord (including, without limitation, the cost of attorneys’ fees in connection therewith).

Section 23.11. Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 23.12. Recording. Tenant shall not record this Lease or any memorandum or short form thereof and any such recordation shall constitute a default hereunder.

Section 23.13. Governing Law. This Lease shall be governed exclusively by the provisions hereof and by the laws of Florida; venue shall be exclusively in Broward County, Florida.

Section 23.14. Holding Over. If Tenant holds over or occupies the Premises beyond the Lease term (it being agreed there shall be no such holding over or occupancy without Landlord’s prior written consent), Tenant shall pay Landlord (a) twice the monthly Minimum Rent for each month or any portion of a month, of such holding over, and (b) a pro rata portion of all other amounts which Tenant would have been required to pay hereunder had this Lease been in effect. If Tenant holds over with or without Landlord’s written consent, Tenant shall occupy the Premises on a tenancy from day-to-day, and all other terms and provisions of this Lease shall be applicable to such period.

Section 23.15. Provisions Binding. Except as otherwise expressly provided, the terms oftbis Lease shall be binding upon and shall inure to the benefit of the successors, legal representatives and assigns, respectively, of Landlord and Tenant. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute consent to assignment by Tenant which is controlled by the provisions of Section 11.l.

Section 23.16. Corporate Tenant. If Tenant is a corporation, the parties executing this Lease or any other documents related to this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified corporation in good standing and all steps have been taken prior to execution to qualify Tenant to do business in Florida; that the undersigned are authorized to execute this Lease on Tenant’s behalf; all franchise and corporate taxes have been paid to date; and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due. Tenant shall, at Landlord’s request, deliver a certified copy of a resolution of its board of directors, if Tenant is a corporation, or other satisfactory documentation, if Tenant is another type of entity, authorizing execution of this Lease.

Section 23.17. Amendments or Modifications. No amendment or modification of this Lease or any consents or permissions of Landlord required under this Lease shall be valid or binding unless reduced to writing and executed by the party against whom enforcement is sought.

Section 23.18. Easements. Landlord reserves the right to grant any easements on, over, under and above the property on which the Center is located for such purposes as Landlord determines in its sole discretion, provided that such easement will not materially adversely interfere with Tenant’s business.

Section 23.19. Financial Statements. Tenant and any guarantors of Tenant’s obligations under this Lease shall deliver to Landlord their most recent financial statements, including statements of income and expense and statements of net worth and their sales tax reports for the period covered by the financial statement, within fifteen (15) days following the written request of Landlord. Landlord may request such statements annually, and they shall be verified as being true and correct.

Section 23.20. Right of Entry. Landlord and Landlord’s agents shall have the right to enter the Premises at all times to examine the same, and to show them to prospective purchasers or lessees of the Center, and to make such repairs, maintenance, servicing, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part and the Minimum Rent reserved shall in no wise abate while said repairs, alterations, improvements, or additions are being made unless Tenant is prevented from operating in the Premises in whole or in part, in which event Minimum Rent shall be proportionately abated during said period. During the six (6) months prior to the expiration of the tem1 of this Lease or any renewal term, Landlord may exhibit the Premises to prospective lessees or purchasers, and place upon the Premises the usual notice “To Let” or “For Sale”, or similar notice, which notices Tenant shall permit to remain thereon without molestation. If Tenant shall not be personally present to open and permit entry into the Premises, at any time, when for any reason and entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same without in any manner affecting the obligations and covenants of this Lease. Landlord shall have the right, in any event, to constantly have keys to the Premises. Nothing herein contained, however, shall be deemed and construed to impose upon Landlord any obligations, responsibility or liability whatsoever, for the care, maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided.

Section 23.21. Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations or any combination thereof shall sign this Lease as Tenant or as Guarantors, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations under this Lease shall be deemed to be joint and several, and all notices, payments, and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. If Tenant is a partnership or other business association the members of which are by virtue of statute or federal law subject to personal liability, the liability of each such member shall be joint and several.

Section 23.22. No Discrimination. Tenant will not discriminate in the conduct and operation of its business in the Center against any person or group of persons, including, but not limited to, because of the race, handicap, creed, color, sex, national origin or ancestry of such person or group of persons.

Section 23.23. Material Change in Tenant’s Financial Status. Landlord, at Landlord’s option, shall have the right to terminate this Lease if Landlord has reasonable evidence of: (i) an adverse material change in Tenant’s financial position from the date Tenant executes this Lease through the Commencement Date and/or (ii) a misrepresentation by Tenant as to Tenant’s financial net worth or Tenant’s credit worthiness.

Section 23.24. Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

Section 23.25. Waiver of a Jury Trial. LANDLORD AND TENANT HEREBY MUTUALLY WAIVE ANY AND ALL RIGHTS ONLY PERTAINING TO LANDLORD AND TENANT WITH REGARD TO THIS LEASE WHICH EITHER MAY HAVE TO REQUEST A JURY TRIAL IN ANY PROCEEDING AT LAW OR I EQUITY IN ANY COURT OF COMPETENT JURISDICTION.

Section 23.26. Radon Gas. Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional infonnation regarding radon and radon testing may be obtained from your county public health unit.

Section 23.27. Hurricane Preparation.Tenant shall have full responsibility for protecting the Premises and the property located therein from adverse weather conditions, such as tropical storms and hurricanes. Tenant agrees that it will implement a voluntary hurricane preparation and other natural disaster readiness program for the Premises. By entering into this Lease, Tenant shall be deemed to have assumed the risks associated with stom1s and 11llrricanes and except for Landlord’s insurance obligations provided for herein, Tenant shall have released Landlord and its agents from any and all liability resulting from stom1s and hurricanes.

Section 23.28 Mold. Given the climate and humid conditions in Florida, molds, mildew, spores, fungi and/or other toxins may exist and/or develop at and within the Premises. Tenant is hereby advised that certain molds, mildew, spores, fungi and/or toxins may be, or if allowed to remain for a sufficient period may become, toxic and potentially pose a health risk. By entering into this Lease, Tenant shall be deemed to have assumed the risks associated with molds, mildew, spores, fungi and/or other toxins and to have released Landlord and its agents from any and all liability resulting from the same. Furthermore, Tenant acknowledges that it is necessary for Tenant to provide appropriate climate control, keep the Premises clean, and take other measures to retard and prevent mold and mildew from accumulating in the Premises. Tenant agrees to clean and dust the Premises on a regular basis and to remove visible moisture accumulation on windows, walls, floors, ceilings and other surfaces as soon as reasonably possible. Tenant agrees not to block or cover any of the heating, ventilation or air-conditioningducts in the Premises.

Section 23.29 OFAC Compliance. As used herein “Blocked Party” shall mean any party or nation that (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the U.S. Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or other similar requirements contained in the rules and regulations of OFAC (the “Order”) or in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”) or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists arc collectively referred to as the “Lists”); or (b) has been detennined by competent authority to be subject to the prohibitions contained in the Orders.

As a material inducement for Landlord entering into this Lease, Tenant warrants and represents that none of Tenant, any Affiliate of Tenant, any partner, member or stockholder in Tenant or any Affiliate of Tenant, or any beneficial owner of Tenant, any Affiliate of Tenant or any such partner, member or stockholder of Tenant (collectively, a “Tenant Owner”): (a) is a Blocked Party; (b) is owned or controlled by, or is acting, directly or indirectly, for or on behalf of, any Blocked Party; or (c) has instigated, negotiated, facilitated, executed or otherwise engaged in this Lease, directly or indirectly, on behalfof any Blocked Party. Tenant shall immediately notify Landlord if any of the foregoing warranties and representations becomes untrue during the term of this Lease.

Tenant shall not: (a) transfer or pennit the transfer of any interest in Tenant or any Tenant Owner to any Blocked Party; or (b) make a Transfer to any Blocked Party or party who is engaged in illegal activities. If at any time during the term of this Lease (a),..J..E=tll,..l;ll’ any Tenant Owner becomes a Blocked Party or is convicted, pleads nolo contendere, or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering; (b) any of the representations or warranties set forth in this Section become untrue; or (c) Tenant breaches any of the covenants set forth in this Section, the same shall constitute an Event of Default. ln addition to any other remedies to which Landlord may be entitled on account of such Event of Default, Landlord may immediately tenninate this Lease.

Section 23.30 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential infonnation. Tenant shall keep such confidential infonnation strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants. ln addition to any other remedies to which Landlord may be entitled if Tenant breaches the foregoing covenant, Landlord shall have the right to increase the rent to then current market rent for the Center.

Section 23.31 Consent. Unless otherwise expressly set forth herein, all consents and decisions required or permitted of Landlord hereunder shall be granted, withheld and made in Landlord’s sole discretion. Tenant shall have no claim and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding, or delaying by Landlord of any consent, approval, statement, or satisfaction that Landlord has agreed shall be subject to a standard of reasonableness. In such event, Tenant’s only remedy therefor shall be an action for specific perfommnce, injunction, or declaratory judgment to enforce any right to such consent, approval, statement, or satisfaction.

Section 23.32 Offer. The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn. During such period and in reliance on the foregoing, Landlord may, at Landlord’s option, proceed with any plans, specifications, alterations, or improvements, and permit Tenant to enter the Premises; but such acts shall not be deemed an acceptance of Tenant’s offer to enter this Lease, and such acceptance shall be evidenced only by Landlord’s signing and delivering this Lease to Tenant.

Section 23.33 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the condition that there shaJI be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

Section 23.34 No Surrender. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term of this Lease. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease before the expiration of the Term.

Section 23.35 No Other Inducements. It is expressly warranted by each of the undersigned parties that no promise or inducement has been offered except as herein set forth and that this Lease is executed without reliance upon any statement or representation of any person or party released or its representatives concerning the nature and extent of damages, costs and/or legal liability therefor.

Section 23.36 Right to Lease. Landlord reserves the absolute right to create such other tenancies in the Center as Landlord shall determine to best promote the interests of the Center. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the term of this Lease, occupy any space in the Center.

Section 23.37 Survival. All indemnity and other unsatisfied obligations set forth in this Lease shall survive the termination or expiration hereof.

Section 23.38 Guaranty of Lease. In connection with the execution and delivery of this Lease by Tenant to Landlord and as an expressed condition of Landlord entering set forth into this Lease, Tenant shall arrange for the execution and delivery to Landlord of the Guaranty of Lease in the form of attached Exhibit”A” hereto by each Guarantor.

lN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the date set forth above.

LANDLORD:

TMT PROPERTIES, INC.

Title:

Date:

Sign Name:	Title:

Print Name:	Date:

Tenant:

Baxpi Holdings LLC

Sign Name:	Title:

Print Name:	Date:

Exhibit “A”

FORM OF GUARANTEE OF LEASE

Exhibit “B”

Tenant and Landlord Responsibilities

Exhibit “C”

Landlord’s Work & Budget